Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into as of August 6th, 2014, by and between International Stem Cell Corporation, a Delaware corporation (the “Company”), and the investors listed on the signature page hereof (individually a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, on the terms and conditions set forth in this Agreement, 6,000,000 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”);

WHEREAS, the Purchasers are executive officers and directors of the Company;

WHEREAS, each Purchaser is knowledgeable about (i) the Company’s business, financial condition, results of operations, prospects and risks, (ii) any recent developments related thereto, and (iii) the filings made by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the information contained therein.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. AGREEMENT TO PURCHASE AND SELL SECURITIES.

(a) Subject to the terms and conditions of this Agreement, the Company shall sell to the Purchasers the respective number of Shares set forth on the signature page hereof. The purchase price of each Share shall be $0.10.

2. CLOSING.

(a) The purchase and sale of the Shares shall take place at the Company’s principal executive offices, 5950 Priestly Drive, Carlsbad, California 92008, upon execution of this Agreement (which time and place are referred to in this Agreement as the “Closing”).

(b) At the Closing, against delivery of full payment for the Shares sold hereunder by check payable to the Company or by wire transfer of immediately available funds in accordance with the Company’s instructions, the Company shall (i) issue and deliver or cause to be delivered to each Purchaser one or more stock certificates registered in the name of Purchaser or (ii) arrange for the book-entry transfer of the Shares, all of which Shares shall bear the legend set forth in Section 4(e) below; provided, however, that in lieu of delivery of the Shares at the Closing, the Company may furnish to the Purchasers a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver a certificate or certificates evidencing, or arrange for the book-entry transfer of, the Shares, registered in the name of the Purchasers.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Purchaser that:

(a) Due Authorization. All corporate actions on the part of the Company necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement, including the authorization, issuance, and delivery of the Shares, have been taken and no further consent or authorization of the Company, the Board of Directors of the Company or the Company’s stockholders is required. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies.

(b) Valid Issuance of the Shares. When issued at the Closing, the Shares will be, duly authorized, validly issued, fully paid and non-assessable, free and clear from all taxes and liens, claims and encumbrances imposed by the Company, other than restrictions under applicable securities laws, and will not be subject to any preemptive rights or similar rights that have not been waived by the holders thereof.

(c) Exchange Act Documents. The Company has filed all reports, schedules, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder (the “Exchange Act Documents”). Each of the Exchange Act Documents, as of the respective dates thereof (or, if amended or superseded by a filing or submission, as the case may be, prior to the Closing, then on the date of such filing or submission, as the case may be), (1) did not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (2) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Exchange Act Document.

4. REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER. Each Purchaser, separately and not jointly hereby represents and warrants to the Company that:

(a) Due Authorization. All action on the part of the Purchaser necessary for the authorization, execution, delivery of and the performance of the transactions contemplated by this Agreement have been taken and no further consent or authorization of the Purchaser is necessary. This Agreement, when delivered by the Purchaser in accordance with the terms hereof, will constitute Purchaser’s legal, valid and binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

(b) Purchase for Own Account. The Securities are being acquired for investment for the Purchaser’s own account, not as a nominee or agent, in the ordinary course of business, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended. The Purchaser does not have any agreement or understanding, direct or indirect, with any other person to sell or otherwise distribute the Securities. Notwithstanding the foregoing, the parties hereto acknowledge the Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Securities in compliance with applicable federal and state securities laws and as otherwise contemplated by this Agreement.

(c) Investment Experience and Knowledge of the Company. The Purchaser understands that the purchase of the Securities involves substantial risk. The Purchaser has experience as an investor in securities of the Company and companies similar to the Company and acknowledges that he can bear the economic risk of his investment in the Shares and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of this investment in the Shares and protecting his own interests in connection with this investment. The Purchaser is fully informed of the Company’s business, financial condition, results of operation, prospects and risks.

(d) Restricted Securities and Restrictions on Transfer.

(i) The Purchaser understands that the Securities have not been registered under the Securities Act and the Purchaser agrees that he will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities (except as permitted in Section 4(d)(iii) below) unless (1) pursuant to an effective registration statement under the Securities Act, (2) the Purchaser provides a reasonably acceptable legal opinion to the Company, to the effect that a sale, assignment, pledge, hypothecation or other transfer of the Securities may be made without registration under the Securities Act, (3) the Purchaser provides the Company a “no action” letter from the SEC to the effect that the transfer of the Securities without registration will not result in a recommendation by the Staff of the SEC that enforcement action be taken with respect thereto, (4) the Purchaser provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the Securities can be sold pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), or (5) pursuant to any other exception contained in the Securities Act provided that the Purchaser provides a reasonably acceptable legal opinion to the Company.

(ii) Prior to any proposed transfer pursuant to clause (2), (3), (4) or (5) in Section 4(d)(i) above, the Purchaser shall give written notice to the Company of such Purchaser’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by the applicable legal opinion, “no action” letter or seller and broker representation letters.

(iii) Notwithstanding the foregoing provisions of this Section 4(d), no registration statement, legal opinion or “no action” letter shall be necessary for a transfer of the Shares by gift, will or intestate succession to the Purchaser’s spouse or other immediate family members.

(e) Legends. Purchaser agrees that, to the extent necessary, the certificates representing the Shares, the Warrant and the Warrant Shares shall bear substantially the following legends:

(i) “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.”

(ii) Any other legend required to be placed thereon by applicable state or federal laws.

5. MISCELLANEOUS.

(a) Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Each Purchaser may assign its rights under this Agreement to any person to whom such Purchaser assigns or transfers any of the Shares, provided that such transferee agrees in writing to be bound by the terms and provisions of this Agreement, and such transfer is in compliance with the terms and provisions of this Agreement and permitted by federal and state securities laws.

(b) Governing Law. This Agreement will be governed by and construed and enforced under the internal laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws.

(c) Survival. The representations and warranties of the Company contained in Section 3 of this Agreement and of the Purchaser contained in Section 4 of this Agreement shall survive the Closing.

(d) Counterparts. This Agreement may be executed counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(e) Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f) Notices. Any notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered (i) personally by hand or by courier, (ii) mailed by United States first-class mail, postage prepaid or (iii) sent by facsimile or other electronic transmission directed to the address or facsimile number or other address for electronic transmission set forth below. All such notices and other communications shall be deemed given upon (i) receipt or refusal of receipt, if delivered personally, (ii) three (3) days after being placed in the mail, if mailed, or (iii) confirmation of facsimile transfer or other electronic transmission, if faxed.

If to the Company:

International Stem Cell Corporation.

5950 Priestly Drive, Carlsbad, California 92008

Tel: (760) 940-6383

Fax: (760) 476-0600

Attention: Chief Financial Officer

with a copy to:

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, California 92121

Tel: (858) 677-1400

Fax: (858) 638-5043

Attention: Douglas Rein

If to a Purchaser:

5950 Priestly Drive, Carlsbad, California 92008

Attn: Dr. R. Semechkin

With a copy to:

McLane, Graf, Raulerson & Middleton, Professional Association

City Hall Plaza – 900 Elm Street

P.O. Box 326

Manchester, New Hampshire 03105-0326

Attn. Michael B. Tule, Esq.

Tel. (603) 628-1290

Fax: (603) 625 5650

(g) Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the Company and the Purchasers. Any amendment effected in accordance with this Section 5(g) will be binding upon all Purchasers, the Company and their respective successors and assigns.

(h) Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

(i) Entire Agreement. This Agreement, together with all exhibits and schedules thereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof and thereof.

(j) Fees, Costs and Expenses. All fees, costs and expenses (including attorneys’ fees and expenses) incurred by any party hereto in connection with the preparation, negotiation and execution of this Agreement and the exhibits and schedules thereto and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of any governmental authorities), shall be the sole and exclusive responsibility of such party.

(k) Waivers. No waiver by any party to this Agreement of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

(l) Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INTERNATIONAL STEM CELL CORPORATION

By:	/s/ Jay Novak
Name: Jay Novak
Title: Chief Financial Officer

PURCHASERS:

Andrey Semechkin                                                                 5,000,000 shares

By:	/s/ Andrey Semechkin
Andrey Semechkin
c/o International Stem Cell Corporation
5950 Priestly Drive, Carlsbad, California 92008
Tel: (760) 940-6383
Fax: (760) 476-0600

Ruslan Semechkin                                                                 1,000,000 shares

By:	/s/ Ruslan Semechkin
Ruslan Semechkin
c/o International Stem Cell Corporation
5950 Priestly Drive, Carlsbad, California 92008
Tel: (760) 940-6383
Fax: (760) 476-0600